As filed with the Securities and Exchange Commission on January 6, 2014

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

COMMITTED CAPITAL ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	14-1961545
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

411 W. 14th Street, 2nd Floor

New York, New York 10014

(646) 624-2400

(Address, Including Zip Code, of Principal Executive Offices)

COMMITTED CAPITAL ACQUISITION CORPORATION

2013 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Samuel Goldfinger

Chief Financial Officer
411 W. 14th Street, 2nd Floor

New York, New York 10014

(646) 624-2400

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Sahir Surmeli, Esq. Jeffrey P. Schultz, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center 666 Third Avenue New York, NY 10017 (212) 935-3000 (212) 983-3115 — Facsimile

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	4,773,922 shares	$5.00-$5.73	$26,235,369	$3,379.12

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Committed Capital Acquisition Corporation’s (the “Registrant”) common stock, par value $0.0001 (the “Common Stock”) that become issuable under the Committed Capital Acquisition Corporation 2013 Employee, Director and Consultant Equity Incentive Plan (the “2013 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon (a) $5.00, which is the weighted-average exercise price for outstanding options granted under the 2013 Plan, and (b) $5.73, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the OTCQB on January 2, 2014. The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share(2)	Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2013 Plan	1,533,156	$5.00 (2)(a)	$7,665,780
Shares reserved for future grant under the 2013 Plan	3,240,766	$5.73 (2)(b)	$18,569,589
Proposed Maximum Aggregate Offering Price			$26,235,369
Registration Fee			$3,379.12

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the 2013 Plan.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 29, 2013;

(b) The Registrant’s Quarterly Reports on Form 10-Q filed for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, filed on May 15, 2013, August 14, 2013, and November 14, 2013, respectively;

(c) The Registrant’s Current Reports on Form 8-K and all amendments thereto on Form 8-K/A filed on July 19, 2013, October 16, 2013, October 22, 2013, October 29, 2013, November 6, 2013, November 14, 2013, November 27, 2013 and December 19, 2013;

(d) The Registrant’s Information Statement on Schedule 14F-1 filed on October 17, 2013; and

(e) The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed on September 19, 2011, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Delaware General Corporation Law. Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Certificate of Incorporation. Our amended and restated certificate of incorporation provides that our corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized hereby.

Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our amended and restated certificate of incorporation.

Insurance Policies. The Registrant has directors’ and officers’ liability insurance in an amount of $15,000,000.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index on the page immediately following the signature pages to the Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on January 6, 2014.

COMMITTED CAPITAL ACQUISITION CORPORATION

By:	/s/ Samuel Goldfinger
Samuel Goldfinger Chief Financial Officer

We the undersigned officers and directors of Committed Capital Acquisition Corporation, hereby constitute and appoint Samuel Goldfinger our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Committed Capital Acquisition Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Committed Capital Acquisition Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Segal Jonathan Segal	Chief Executive Officer, Director (Principal Executive Officer)	January 6, 2014

/s/ Samuel Goldfinger Samuel Goldfinger	Chief Financial Officer (Principal Financial and Accounting Officer)	January 6, 2014

/s/ Michael Serruya Michael Serruya	Non-Executive Chairman, Director	January 6, 2014

/s/ Gerald W. Deitchle Gerald W. Deitchle	Director	January 6, 2014

/s/ Richard E. Perlman Richard E. Perlman	Director	January 6, 2014

/s/ Nicholas Giannuzzi Nicholas Giannuzzi	Director	January 6, 2014

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EXHIBIT INDEX

Exhibit
Number	Description

(4.1)	Amended and Restated Certificate of Incorporation (Incorporated by reference to Form 8-K filed on October 25, 2011).

(4.2)	Amended and Restated Bylaws (Incorporated by reference to Form 8-K filed on October 25, 2011).

(4.3)	Specimen Common Stock Certificate (Incorporated by reference to Amendment No. 2 to Form S-1 filed on July 22, 2011).

(4.4)	2013 Employee, Director and Consultant Equity Incentive Plan (Incorporated by reference to Form 8-K filed on October 16, 2013).

(4.5)	Form of Stock Option Grant Notice (Incorporated by reference to Form 8-K filed on October 16, 2013).

(5.1)*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).

(23.2)*	Consent of Grant Thornton LLP, independent registered public accounting firm.

(23.3)*	Consent of Rothstein, Kass & Company, P.C., independent registered public accounting firm.

(24.1)*	Power of Attorney (set forth on the signature page of this Registration Statement).

* Filed herewith.

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